                                                                       EXHIBIT 2



                          SHAREHOLDER OPTION AGREEMENT

         This SHAREHOLDER OPTION AGREEMENT, dated as of October 11, 1999 (the "Agreement"), among Merger Sub of Delaware, Inc., a Delaware corporation ("Buyer"), and the holders (the "Shareholders") of the shares of common stock, $.01 par value together with attached rights issued pursuant to the Rights Agreement (as defined in the Merger Agreement, hereafter defined) to purchase shares (the "Shares") of The Centris Group, Inc. a Delaware corporation (the "Company"), listed on Exhibit A hereof.

         WHEREAS, HCC Insurance Holdings, Inc., a Delaware corporation and parent of Buyer ("Parent"), Buyer and the Company have entered into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement") which provides for, upon the terms and subject to the conditions set forth thereunder, (i) the commencement of a tender offer (the "Offer") for all of the outstanding Shares at a price of $12.50 per share in cash, and (ii) the subsequent merger of the Buyer with and into the Company (the "Merger"); and

         WHEREAS, Buyer and Shareholders wish to enter into this Shareholder Option Agreement whereby Buyer will be granted stock options pursuant to the terms hereof to acquire from the Shareholders their Shares of the Company.

         NOW, THEREFORE, in consideration of the mutual covenants, agreements and promises set forth herein and other good and valuable consideration the sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

                                   ARTICLE 1
                                  STOCK OPTION

         Section 1.1 Grant of Stock Option. Each of the Shareholders hereby grants to Buyer an irrevocable option (the "Option") to purchase pursuant to the terms hereof all, but not in any part less than all, of the Shares set forth opposite such Shareholder's name on Exhibit A hereto and any additional Shares acquired by such Shareholder in any capacity (whether by exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities or by means of a purchase, dividend, distribution or otherwise) (such "Shareholder's Shares" and, collectively, the "Shareholder Shares") at a purchase price of $12.50 per Shareholder Share (as may be adjusted pursuant to Sections 1.2(c), (d) or (e), the "Purchase Price").

         Section 1.2 Exercise of Option.

                  (a) Subject to the conditions set forth in Section 1.5 hereof, the Option may be exercised by Buyer, in whole, but not in part, at any time after the date (i) an Acquisition Proposal or a Superior Acquisition Proposal (as defined in the Merger Agreement) shall have received tenders of and paid for in excess of 50% of the Fully Diluted Shares (as defined in the Merger Agreement) (a "Successful Third-Party Offer") or (ii) a third party has otherwise acquired in excess of 50% of the Fully Diluted Shares. Once Buyer has received notice as set forth herein from any Shareholder that the Option is exercisable, the Option must then be exercised, if at all, within five Business Days. In the event Buyer wishes to exercise the Option for the Shareholder Shares, Buyer shall send a written notice (the "Exercise Notice") to the Shareholder specifying the place, the date (not less than one nor more than five Business Days from the date of the Exercise Notice (if such date is reasonably practicable for Shareholder performance) and the time for the closing of such purchase; provided that such date and time may be earlier than one Business Day after the Exercise Notice if reasonably practicable. The closing of a purchase of Shareholder Shares pursuant to this Section 1.2(a) (the "Closing") shall take place at the place, on the date and at the time designated by Buyer in its Exercise Notice, provided that if, at the date of the Closing herein provided for, the conditions set forth in Section 1.5 shall not have been satisfied (or waived), Buyer may postpone the Closing until a date within five Business Days after such conditions are satisfied and the term of the Option will be correspondingly extended.

                  (b) Buyer shall not be under any obligation to deliver any Exercise Notice and may allow the Option to terminate without purchasing any Shareholder Shares hereunder; provided however that once Buyer has delivered to the Shareholders an Exercise Notice, subject to the terms and conditions of this Agreement, Buyer shall be bound to effect the purchase as described in such Exercise Notice.

                  (c) In the event the Option is exercised and Buyer or any of its affiliates sells, including by direct disposition, merger or otherwise, the Shares so acquired within two years of the date of such exercise, Buyer shall pay the Shareholders, in respect of each Share acquired thereby, an amount equal to the proceeds received by Buyer or any of its affiliates in respect of such disposition less the Purchase Price. The provisions of this Section 1.2(c) shall be void and of no further force or effect if Buyer acquires 100% of the Company Shares pursuant to the Merger Agreement or otherwise.

                  (d) In the event the Option is exercised and within two years of the date of exercise of the Option, Buyer or any of its affiliates acquires (directly or through a series of transactions) Shares which together with any Shares then owned by Buyer or any of its affiliates is in excess of 50% of the Fully Diluted Shares, Buyer shall pay each Shareholder an additional sum in respect of each Share acquired by Buyer from the Shareholder equal to the highest tender offer price per share actually paid in the Successful Third-Party Offer less the initial Purchase Price paid to Shareholder at the time the Option was exercised.

                  (e) In the event the Option has been exercised and the consideration per Share to be paid by Buyer pursuant to the Offer is increased (the "New Purchase Price"), Buyer shall promptly pay to each Shareholder the product of the New Purchase Price multiplied by the number of such Shareholder's Shares as to which the Option has been exercised less the initial Purchase Price paid to Shareholder at the time the Option was exercised.

         Section 1.3 Closing. At the Closing, (a) each Shareholder shall deliver to Buyer (in accordance with Buyer's instructions) a certificate or certificates (the "Certificates") representing all of such Shareholder's Shares, duly endorsed or accompanied by stock powers duly executed in blank and (b) Buyer shall pay to such Shareholder, by wire transfer in immediately available funds to the account such Shareholder specifies in writing prior to the Closing, an amount equal to (i) the number of such Shareholder's Shares being purchased at the Closing multiplied by (ii) the Purchase Price (the "Purchase Amount").

         Section 1.4 Agreement to Tender.

                  (a) Each of the Shareholders hereby agrees to validly tender (or cause the record owner of such shares to validly tender) such Shareholder's Shares pursuant to and in accordance with the Offer (as defined in the Merger Agreement) within two days of the receipt of Buyer's offer to purchase relating to the Offer. Upon receipt of written instructions from the Buyer, each Shareholder shall promptly deliver to the depositary (the "Depositary") designated in the Offer (i) a letter of transmittal with respect to such Shareholder's Shares complying with the terms of the Offer together with instructions directing the Depositary to make payment for such Shares directly to the Shareholder (but if such Shares are not accepted for payment or are withdrawn and are to be returned pursuant to the Offer, to return such Shares to such Shareholder whereupon they shall continue to be held by such Shareholder subject to the terms and conditions of this Agreement), (ii) the Certificates representing such Shareholder's Shares and (iii) all other documents or instruments required to be delivered pursuant to the terms of the Offer (such documents in clauses (i) through (iii) collectively being hereinafter referred to as the "Tender Documents"). Tender by a Shareholder pursuant to this Section 1.4(a) shall suspend such Shareholder's further obligations under this Agreement unless and until such tendered Shareholder's Shares are not accepted for payment or are withdrawn and are to be returned to such Shareholder pursuant to the Offer, in which event, the Shareholder's further obligations under this Agreement shall be reinstated in full force and effect. For all its Shares validly tendered in the Offer and not withdrawn, each Shareholder will be entitled to receive the highest price paid by Buyer pursuant to the Offer, as such Offer may be amended from time to time. Notwithstanding the foregoing, tender of any Shares subject to pledge shall be subject to Buyer's agreement to enter into an escrow or other arrangement satisfactory to the pledgee-lender to facilitate the satisfaction of debt obligations with respect to any such pledged Shares. Each Shareholder agrees to execute any documentation to effectuate such escrow or other arrangement provided that such documentation preserves the rights of such tendering Shareholder hereunder.

                  (b) Buyer agrees that if an Acquisition Proposal or a Superior Acquisition Proposal is made for the Shares, Buyer shall give each Shareholder written notice at least two Business Days prior to the tender of any Shares beneficially owned by Buyer or its affiliates in such Acquisition Proposal or Superior Acquisition Proposal. Notwithstanding anything to the contrary herein, if Buyer or any of its affiliates tender (or retender, if previously withdrawn) Shares in such Acquisition Proposal or Superior Acquisition Proposal, Buyer shall consent to the Shareholders tendering (or retendering, if previously withdrawn) their Shares pursuant to such Acquisition Proposal or Superior Acquisition Proposal and such Shares may be released from the terms of this Option and sold in such Acquisition Proposal or Superior Acquisition Proposal. If Buyer or its affiliates subsequently withdraw all Shares tendered pursuant to such Acquisition Proposal or Superior Acquisition Proposal and gives Shareholders sufficient notice to take action, Shareholders shall withdraw their tender of shares to such Acquisition Proposal or Superior Acquisition Proposal. No tender, withdrawal or retender by Buyer or Shareholder to an Acquisition Proposal permitted pursuant to this
Section 1.4(b) shall extend the period for exercise of the Option pursuant to
Section 1.2(a).

         Section 1.5 Conditions. The obligation of each Shareholder to sell such Shareholder's Shares at any Closing is subject to the following conditions:

                  (a) The representations and warranties of Buyer contained in
Article 4 shall be true and correct in all material respects on the date thereof as if made on such date;

                  (b) All waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act") applicable to such exercise of the Option shall have expired or been terminated; and

                  (c) There shall be no preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, nor any statute, rule, regulation or order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining such exercise of the Option.

         Section 1.6 Adjustment Upon Changes in Capitalization or Merger. In the event of any change in the Company's capital stock by reason of stock dividends, stock splits, mergers, consolidations, recapitalizations, combinations, conversions, exchanges of shares, extraordinary or liquidating dividends, or other changes in the corporate or capital structure of the Company which would have the effect of diluting or changing the Buyer's rights hereunder, each Shareholder shall take such steps in connection with such consolidation, merger, liquidation or other such action within such Shareholders' powers as shareholders of the Company as may be necessary to assure that the provisions of this Agreement shall thereafter apply as nearly as possible to any securities or property thereafter deliverable upon exercise of the Option.

                                  ARTICLE 2
                               GRANT OF PROXY

         Section 2.1 Proxy. Each Shareholder hereby revokes any and all previous proxies granted with respect to such Shareholder's Shares. Each Shareholder, by this Agreement, with respect to such Shareholder's Shares, does hereby constitute and appoint Buyer, or any nominee of Buyer, with full power of substitution, as its true and lawful attorney and proxy, for and in its name, place and stead, to vote each of such Shareholder's Shares as its proxy, at every annual, special or adjourned meeting, or solicitation of consents, of the Company (including the right to sign its name (as Shareholder) to any consent, certificate or other document relating to the Company that the law of the State of Delaware may permit or require) (i) in favor of the adoption of the Merger Agreement and this Agreement and approval of the Merger and the other transactions contemplated hereby and thereby, (ii) against any Acquisition Proposal or Superior Acquisition Proposal (as defined in the Merger Agreement) and any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement not being fulfilled, and (iii) in favor of any other matter relating to consummation of the transactions contemplated by the Merger Agreement and this Agreement. Each Shareholder further agrees to cause such Shareholder's Shares that are outstanding and owned by it beneficially to be voted in accordance with the foregoing. The proxy granted by each Shareholder pursuant to this
Article 2 is irrevocable and is granted in consideration of Buyer's entering into this Agreement and the Merger Agreement; provided, however, that such proxy shall be revoked upon termination of this Agreement in accordance with its terms.

                                   ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES
                              OF THE SHAREHOLDERS

         Each of the Shareholders severally represents and warrants to the Buyer that:

         Section 3.1 Valid Title. Except as noted on Exhibit A, each such Shareholder is the sole, true, lawful and beneficial owner of such Shareholder's Shares with no restrictions on such Shareholder's voting rights or rights of disposition pertaining thereto which will survive the Closing. At any Closing, such Shareholder will convey good and valid title to such Shareholder's Shares being purchased free and clear of any and all claims, liens, charges, encumbrances and security interests. None of such Shareholder's Shares is subject to any voting trust or other agreement or arrangement with respect to the voting of such Shares.

         Section 3.2 Non-Contravention. The execution, delivery and performance by such Shareholder of this Agreement and the consummation of the transactions contemplated hereby (i) are within such Shareholder's powers, have been duly authorized by all necessary action (including any consultation, approval or other action by or with any other person), (ii) require no action by or in respect of, or filing with, any governmental body, agency, official or authority (except as may be required under the HSR Act or by any insurance regulatory agency or body), and (iii) do not and will not contravene or constitute a default under, or give rise to a right of termination, cancellation or acceleration of any right or obligation of such Shareholder or to a loss of any benefit of such Shareholder under, any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree, or other instrument binding on such Shareholder or result in the imposition of any lien on any asset of such Shareholder.

         Section 3.3 Binding Effect. This Agreement has been duly executed and delivered by such Shareholder and is the valid and binding agreement of such Shareholder, enforceable against such Shareholder in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally. If this Agreement is being executed in a representative or fiduciary capacity, the person signing this Agreement has full power and authority to enter into and perform such Agreement.

         Section 3.4 Total Shares. Such Shareholder is the record and/or Beneficial Owner of the number of Shares, as such ownership is set forth next to such Shareholder's name on

Exhibit A hereto. Except as set forth on Exhibit A, such Shares, constitute all of the Shares, owned of record or Beneficially Owned by such Shareholder. Except as set forth on Exhibit A, neither such Shareholder nor any beneficial owner or owners of such Shareholder's Shares own any options to purchase or rights to subscribe for or otherwise acquire any securities of the Company. Except as set forth on Exhibit A, each Shareholder has sole voting power and sole power to issue instructions with respect to the matters set forth in
Article 2 of this Agreement, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares, beneficially owned by such Shareholder with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement. The terms "Beneficially Owned" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

         Section 3.5 Finder's Fees. No investment banker, broker or finder, other than Advest, Inc., is entitled to a commission or fee from Shareholder or the Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of such Shareholder.

                                   ARTICLE 4
                    REPRESENTATIONS AND WARRANTIES OF BUYER

         The Buyer represents and warrants to each of the Shareholders:

         Section 4.1 Corporate Power and Authority. Buyer is duly organized, validly existing and in good standing under the laws of Delaware. Buyer has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by the board of directors of Buyer and no other corporate action on the part of Buyer is necessary to authorize the execution, delivery or performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer and is a valid and binding agreement of Buyer, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally.

         Section 4.2 Acquisition for Buyer's Account. Any Shareholder Shares to be acquired upon exercise of the Option will be acquired by Buyer for its own account and not with a view to the public distribution or resale thereof and will not be transferred except in compliance with the Securities Act of 1933, as amended.

                                   ARTICLE 5
                         COVENANTS OF THE SHAREHOLDERS

         Each of the Shareholders hereby covenants and agrees that:

         Section 5.1 No Proxies for or Encumbrances on Shareholder Shares. Except pursuant to the terms of this Agreement, such Shareholder shall not, without the prior written consent of Buyer, directly or indirectly, (i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any Shares or (ii) acquire, sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect acquisition or sale, assignment, transfer, encumbrance or other disposition of, any Shares, any shares of preferred stock or any warrants during the term of this Agreement other than the acquisition of Shares by means of existing options, warrants or other convertible securities, provided that upon exercise or acquisition the Shares become Shareholder Shares subject to this Agreement.

         Section 5.2 Other Offers. Each Shareholder in his or its capacity as a shareholder of the Company agrees to be bound to his obligations and the restrictions placed upon him as a director of the Company pursuant to Section
5.4 of the Merger Agreement.

         Section 5.3 Conduct of Shareholders. Such Shareholder will not (i) take, agree or commit to take any action that would make any representation and warranty of such Shareholder hereunder inaccurate in any respect as of any time prior to the termination of this Agreement or (ii) omit, or agree or commit to omit, to take any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time.

         Section 5.4 Disclosure. Each Shareholder hereby permits Buyer to publish and disclose in the offer documents and, if approval of the Company's shareholders is required under applicable law, a proxy statement (including all documents and schedules filed with the SEC) their identity and ownership of the Shares and the nature of their commitments, arrangements and understandings under this Agreement.

                                   ARTICLE 6
                                 MISCELLANEOUS

         Section 6.1 Termination of Agreement. This Agreement shall terminate and unexercised Options, if any, shall expire on the earliest to occur of (a) termination of the Merger Agreement pursuant to Section 9.1(a), (b), (c) or (d) thereof; (b) upon consummation of the Offer by payment for Shares duly tendered pursuant to the Offer; or (c) December 31, 2000. No such termination of this Agreement shall relieve any party hereto from any liability for any breach of this Agreement prior to its termination. Upon termination of this Agreement, all proxies granted pursuant to Article 2 shall lapse. Any obligation of Buyer to pay the Option Purchase Amount for Shareholder Shares acquired through exercise of the Option, as such Option Purchase Amount may be adjusted pursuant to Sections 1.2, 1.3 or 1.4(a), shall survive termination of this Agreement.

         Section 6.2 Indemnification of Shareholders. If the grant or exercise of the Option or proxy made by any Shareholder pursuant to Sections 1.1 or 2.1, respectively, hereof results in any violation or alleged violation of insurance laws or regulations, Buyer will indemnify each such Shareholder against all claims, actions, suits, proceedings or investigations, losses, damages, liabilities (or actions in respect thereof), costs and expenses (including reasonable fees and expenses of counsel) if brought by an insurance regulatory body or insurance agency having jurisdiction over the subject matter hereof arising out of or based upon such violation or alleged violation and unless Buyer shall have assumed the defense thereof, as provided below, (a) Buyer shall pay as incurred the reasonable fees and expenses of counsel selected by the Shareholder, which counsel shall be reasonably satisfactory to Buyer, promptly as statements therefor are received, and (b) Buyer will cooperate in the defense of any such matter; provided, however, that Buyer shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld); and provided, further, that Buyer shall not be obliged pursuant to this Section 6.2 to pay the fees and disbursements of more than one counsel for all Shareholders in any single action except to the extent that, in the opinion of counsel for the Shareholders, two or more of such Shareholders have conflicting interests in the outcome of such action. In the event any person asserts a claim against a Shareholder for which such Shareholder intends to seek indemnification hereunder, such Shareholder shall give prompt notice to Buyer, and shall permit Buyer to assume the defense of any such claim or any litigation resulting therefrom with counsel selected by Buyer, which counsel shall be Winstead Sechrest & Minick P.C. (unless such firm shall have a conflict of interest) or other counsel reasonably acceptable to such Shareholder; provided that such Shareholder may participate in such defense at its own expense, and provided further that the failure of any Shareholder to give notice as provided herein shall not relieve Buyer of its obligations under this Section 6.2 except to the extent Buyer is materially prejudiced thereby. Buyer shall not, in the defense of any such claim or litigation, except with the consent of the Shareholder being indemnified, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Shareholder of a release from all liability in respect of such claim or litigation. Each Shareholder shall promptly furnish such information regarding itself or the claim in question as Buyer may reasonably request and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

         Section 6.3 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

         Section 6.4 Further Assurances.

                  (a) In the event the Buyer exercises the Option, the Buyer and the Shareholders will each execute and deliver or cause to be executed and delivered all further documents and instruments and use commercially reasonable efforts to secure such consents and take all such further action as may be reasonably necessary in order to consummate the transactions contemplated hereby or to enable the Buyer and any assignee to exercise and enjoy all benefits and rights of the Shareholders with respect to the Option and the Shareholder Shares.

                  (b) Buyer and each of the Shareholders acknowledge that it is Buyer's obligation to obtain the consent or approval of any insurance regulatory body or insurance agency that may be required for the grant or exercise of the Option or the proxy granted pursuant to this Agreement. Each of the Shareholders agrees to cooperate fully with Buyer in obtaining any such consent or approval. Notwithstanding the preceding sentence, the period in which the Option is exercisable pursuant to the terms of Section 1.2 hereof will not be extended by this Section 6.4(b).

         Section 6.5 Additional Agreements. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations and which may be required under any agreements, contracts, commitments, instruments, understandings, arrangements or restrictions of any kind to which such party is a party or by which such party is governed or bound, to consummate and make effective the transactions contemplated by this Agreement.

         Section 6.6 Specific Performance. The parties hereto agree that the Buyer may be irreparably damaged if for any reason any Shareholder failed to sell such Shareholder's Shares (or other securities deliverable pursuant to Section 1.3 upon exercise of the Option or to perform any of its other obligations under this Agreement, and that the Buyer would not have an adequate remedy at law for money damages in such event. Accordingly, the Buyer shall be entitled to specific performance and injunctive and other equitable relief to enforce the performance of this Agreement by each Shareholder. This provision is without prejudice to any other rights that the Buyer may have against any Shareholder for any failure to perform its obligations under this Agreement.

         Section 6.7 Notices. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by telecopy, or by registered or certified mail (postage prepaid, return receipt requested) to such party and shall be given:

                  (a) if to Buyer to:

                  Merger Sub of Delaware, Inc.
                  13403 Northwest Freeway
                  Houston, Texas  77040
                  Telecopy:  (713) 462-2401
                  Attention:  Frank J. Bramanti
                  with copies (which shall not constitute notice) to:

                  Winstead Sechrest & Minick P.C.
                  910 Travis, Suite 2400
                  Houston, Texas  77002
                  Telecopy:  (713) 650-2400
                  Attention:  Arthur S. Berner

                  and

                  Gibson, Dunn & Crutcher LLP
                  4 Park Plaza
                  Irvine, California  92614
                  Telecopy:  (949) 451-3800
                  Attention:  Robert E. Dean

                  (b) if to a Shareholder, at the address set forth below such Shareholder's name on the signature pages hereto.

         Section 6.8 Survival of Representations and Warranties. All representations and warranties contained in this Agreement shall survive delivery of and payment for the Shareholder Shares.

         Section 6.9 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the maximum extent possible.

         Section 6.10 Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

         Section 6.11 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns, provided that Buyer may assign its rights and obligations to any affiliate of Buyer in which case Buyer shall remain liable hereunder; and provided, further, that no Shareholder may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the Buyer.

         Section 6.12 Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         Section 6.13 Jurisdiction. Each of the parties hereto (a) consents to submit itself to the non-exclusive personal jurisdiction of any court of the United States located in the State of Delaware or of any Delaware state court in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

         Section 6.14 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

         Section 6.15 Definitions. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Merger Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                   Merger Sub of Delaware, Inc.


                                   By: /s/ STEPHEN L. WAY
                                       --------------------------------
                                   Name: Stephen L. Way
                                         ------------------------------
                                   Title: Chairman of the Board and
                                          Chief Executive Officer
                                          -----------------------------

                                   /s/ DAVID L. CARGILE
                                   ------------------------------------
                                   David L. Cargile
                                   26231 Mount Diablo Road
                                   Laguna Hills, CA  92653
                                   Telephone:  (949) 831-2123
                                   Facsimile:  (949) 360-9558

                                   [Signatures continued on next page]

                                   /s/ L. STEVEN MEDGYESY, M.D.
                                   -----------------------------------
                                   L. Steven Medgyesy, M.D.
                                   161 East Chicago Avenue
                                   Apt. 40D & E
                                   Chicago, IL  60611
                                   Telephone:  (312) 787-0108
                                   Facsimile:  (312) 787-1741

                                   /s/ ROBERT M. LEVIN
                                   -----------------------------------
                                   Robert M. Levin
                                   Co-Trustee of the Greedy Hand Trust
                                   161 East Chicago Avenue
                                   Apt. 40D&E
                                   Chicago, IL 60611
                                   Telephone:  (312) 787-0108
                                   Facsimile:  (312) 787-1741

                                   /s/ ERMA S. MEDGYESY
                                   -----------------------------------
                                   Erma S. Medgyesy
                                   Co-Trustee of the Greedy Hand Trust
                                   161 East Chicago Avenue
                                   Apt. 40D&E
                                   Chicago, IL 60611
                                   Telephone:  (312) 787-0108
                                   Facsimile:  (312) 787-1741

                                   /s/ HOWARD S. SINGER
                                   -----------------------------------
                                   Howard S. Singer, Trustee of the
                                   Laura Descendants Trust
                                   2956 Techny Road
                                   Northbrook, IL  60062
                                   Telephone:  (847) 272-2842
                                   Facsimile:  (847) 272-3556

                (Signature Page to Shareholder Option Agreement)

                                   /s/ HOWARD S. SINGER
                                   -----------------------------------
                                   Howard S. Singer, Trustee of the
                                   Laura Family Trust
                                   2956 Techny Road
                                   Northbrook, IL  60062
                                   Telephone:  (847) 272-2842
                                   Facsimile:   (847) 272-3556


                                   /s/ HOWARD S. SINGER
                                   -----------------------------------
                                   Howard S. Singer, Trustee of the
                                   LSM Daughter Trust
                                   2956 Techny Road
                                   Northbrook, IL  60062
                                   Telephone:  (847) 272-2842
                                   Facsimile:   (847) 272-3556


                                   /s/ HOWARD S. SINGER
                                   -----------------------------------
                                   Howard S. Singer, Trustee of the
                                   Laura L. Trust
                                   2956 Techny Road
                                   Northbrook, IL  60062
                                   Telephone:  (847) 272-2842
                                   Facsimile:   (847) 272-3556


                                   /s/ HOWARD S. SINGER
                                   -----------------------------------
                                   Howard S. Singer, Trustee of the
                                   LSM Trust
                                   2956 Techny Road
                                   Northbrook, IL  60062
                                   Telephone:  (847) 272-2842
                                   Facsimile:   (847) 272-3556


                                   /s/ HOWARD S. SINGER
                                   -----------------------------------
                                   Howard S. Singer, Trustee of the
                                   L. Steven Jr. Trust
                                   2956 Techny Road
                                   Northbrook, IL  60062
                                   Telephone:  (847) 272-2842
                                   Facsimile:   (847) 272-3556

               (Signature Page to Shareholder Option Agreement)

                                   /s/ HOWARD S. SINGER
                                   -----------------------------------
                                   Howard S. Singer, Trustee of the
                                   LSM Children Trust
                                   2956 Techny Road
                                   Northbrook, IL  60062
                                   Telephone:  (847) 272-2842
                                   Facsimile:   (847) 272-3556


                                   /s/ HOWARD S. SINGER
                                   -----------------------------------
                                   Howard S. Singer, Trustee of the
                                   LSM Son Trust
                                   2956 Techny Road
                                   Northbrook, IL  60062
                                   Telephone:  (847) 272-2842
                                   Facsimile:   (847) 272-3556


                                   /s/ HOWARD S. SINGER
                                   -----------------------------------
                                   Howard S. Singer, Trustee of the
                                   L. Steven Jr. Descendants Trust
                                   2956 Techny Road
                                   Northbrook, IL  60062
                                   Telephone:  (847) 272-2842
                                   Facsimile:   (847) 272-3556


                                   /s/ HOWARD S. SINGER
                                   -----------------------------------
                                   Howard S. Singer, Trustee of the
                                   L. Steven Jr. Family Trust
                                   2956 Techny Road
                                   Northbrook, IL  60062
                                   Telephone:  (847) 272-2842
                                   Facsimile:   (847) 272-3556


                                   /s/ ROBERT M. LEVIN
                                   -----------------------------------
                                   Robert M. Levin
                                   Co-Trustee of the Popcorn Trust
                                   161 East Chicago Avenue
                                   Apt. 40D&E
                                   Chicago, IL 60611
                                   Telephone:  (312) 787-0108
                                   Facsimile:   (312) 787-1741

               (Signature Page to Shareholder Option Agreement)

                                   /s/ LAURA MEDGYESY
                                   -----------------------------------
                                   Laura Medgyesy
                                   Co-Trustee of the Popcorn Trust
                                   161 East Chicago Avenue
                                   Apt. 40D&E
                                   Chicago, IL 60611
                                   Telephone:  (312) 787-0108
                                   Facsimile:   (312) 787-1741


                                   -----------------------------------
                                   Erma S. Medgyesy,
                                   Co-Trustee of the Hit & Run Trust
                                   161 East Chicago Avenue
                                   Apt. 40D&E
                                   Chicago, IL 60611
                                   Telephone:  (312) 787-0108
                                   Facsimile:   (312) 787-1741

                                   /s/ LASZLO STEVEN MEDGYESY
                                   -----------------------------------
                                   Laszlo Steven Medgyesy,
                                   Co-Trustee of the Hit & Run Trust
                                   161 East Chicago Avenue
                                   Apt. 40D&E
                                   Chicago, IL 60611
                                   Telephone:  (312) 787-0108
                                   Facsimile:   (312) 787-1741

                                   /s/ ERMA S. MEDGYESY
                                   -----------------------------------
                                   Erma S. Medgyesy,
                                   161 East Chicago Avenue
                                   Apt. 40D&E
                                   Chicago, IL 60611
                                   Telephone:  (312) 787-0108
                                   Facsimile:   (312) 787-1741

               (Signature Page to Shareholder Option Agreement)

                                   /s/ HOWARD S. SINGER
                                   -----------------------------------
                                   Howard S. Singer
                                   2956 Techny Road
                                   Northbrook, IL  60062
                                   Telephone:  (847) 272-2842
                                   Facsimile:   (847) 272-3556


                                   /s/ HOWARD S. SINGER
                                   -----------------------------------
                                   Howard S. Singer, general partner of
                                   UBI Partnership
                                   2956 Techny Road
                                   Northbrook, IL 60062
                                   Telephone:  (847) 272-2842
                                   Facsimile:   (847) 272-3556


                                   /s/ ALISA M. SINGER
                                   -----------------------------------
                                   Alisa M. Singer, Trustee of the
                                   Howard and Alisa Singer Descendants Trust
                                   2956 Techny Road
                                   Northbrook, IL  60062
                                   Telephone:  (847) 272-2842
                                   Facsimile:   (847) 272-3556


                                   /s/ HOWARD S. SINGER
                                   -----------------------------------
                                   Howard S. Singer IRA, Bear Stearns
                                   Security Corp. Custodian (individual
                                   retirement account f/b/o Howard S. Singer)
                                   2956 Techny Road
                                   Northbrook, IL  60062
                                   Telephone:  (847) 272-2842
                                   Facsimile:   (847) 272-3556


                                   /s/ L. STEVEN MEDGYESY
                                   -----------------------------------
                                   L. Steven Medgyesy, Trustee of the
                                   Singer Family Trust
                                   2956 Techny Road
                                   Northbrook, IL  60062
                                   Telephone:  (847) 272-2842
                                   Facsimile:   (847) 272-3556

               (Signature Page to Shareholder Option Agreement)

                                   EXHIBIT A

SHAREHOLDER(1)                                                                                  SHARES     OPTIONS(2)

David L. Cargile                                                                                 44,000(3)   485,000

L. Steven Medgyesy, M.D.                                                                        150,932       32,000

Howard Singer, Trustee of the L. Steven Medgyesy Family Trust(4),(5)                             67,060            0

Robert M. Levin and Erma S. Medgyesy, Co-Trustees of the Greedy Hand Trust(4)                   100,000            0

Robert M. Levin and Laura Medgyesy, Co-Trustees of the Popcorn Trust(4)                          68,834            0

Erma S. Medgyesy and Laszlo Steven Medgyesy, Jr., Co-Trustees of the Hit & Run Trust(4)          85,834            0

Erma S. Medgyesy                                                                                 16,120            0

Howard S. Singer                                                                                270,005       84,200

UBI Partnership, Howard S. Singer, general partner                                               14,000            0

Alisa M. Singer, Trustee of the Howard and Alisa Singer Descendants Trust(4)                     16,828            0

Howard S. Singer IRA, Bear Stearns Security Corp. Custodian (individual retirement                5,600            0
account f/b/o/ Howard S. Singer)

L. Steven Medgyesy, Trustee of the Singer Family Trust(4)                                       172,622            0


--------

 (1) Certain of the Shares set forth above have been pledged to secure certain obligations of the Shareholders. In addition, certain of the shares set forth above may deemed "beneficially owned" for federal securities law purposes by more than one Shareholder. Such additional beneficial ownership is not reflected in the above table in order to avoid duplicative reporting of Shares.

 (2) Any options held by a Shareholder to purchase additional Shares ("Company Options") are not subject to the Option granted to Buyer pursuant to this Agreement. Pursuant to Section 1.1 of this Agreement, to the extent any Company Option held by a Shareholder is exercised prior to the exercise of the Option granted pursuant to this Agreement, the Shares issuable by the Company to the Shareholder under such Company Option will become subject to this Agreement. As of the date hereof, the Company Options held by the Shareholders are noted on this Exhibit A for information only.

 (3) Mr. Cargile may be deemed a "beneficial owner" of 3,000 Shares owned by his daughter, Amanda Cargile, who resides with him. Those 3,000 Shares are not included in Mr. Cargile's Shareholder Shares and are not subject to this Agreement.

 (4) With respect to each of the above-mentioned Shareholders that are trusts, the trustees thereof hold legal title and sole power to vote and dispose of the Shares held by the subject trust.

 (5) The L. Steven Medgyesy Family Trust is actually ten individual trusts, each holding 6,706 Shares.